Exhibit 99.1
Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Susan Hubbard
EVP, Public Affairs & Investor Relations
Exelixis, Inc.
650-837-8194
shubbard@exelixis.com

Exelixis Announces a Newly Authorized $500 Million Stock Repurchase Program

- Completion of currently ongoing stock repurchase program expected in the second quarter of 2025 -

ALAMEDA, Calif. – February 20, 2025 – Exelixis, Inc. (Nasdaq: EXEL) today announced that the company’s Board of Directors has authorized the repurchase of up to an additional $500 million of the company’s common stock before December 31, 2025.

Exelixis plans on completing the currently ongoing $500 million stock repurchase program (SRP), announced in August 2024, in the second quarter of 2025, and commence stock repurchases under the newly authorized SRP thereafter. The February 2025 SRP is the fourth such program undertaken by the company since March 2023. As of the end of fiscal year 2024, Exelixis has returned over $1.2 billion to shareholders through these programs.

Stock repurchases under the newly authorized program may be made from time to time through a variety of methods, which may include open market purchases, in block trades, accelerated share repurchase transactions, exchange transactions, or any combination of such methods. The timing and amount of any share repurchases under the stock repurchase program will be based on a variety of factors, including ongoing assessments of the capital needs of the business, alternative investment opportunities, the market price of Exelixis’ common stock and general market conditions.

About Exelixis
Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by drug discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules, antibody-drug conjugates and other biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our investigational programs and extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on X (Twitter), like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, statements related to Exelixis’ intended share repurchases and repurchase timeframe; and Exelixis’ scientific pursuit to create transformational treatments that give more patients hope for the future. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: Exelixis’ ability to effect repurchases under the current and newly authorized share repurchase programs due to changes in stock price, corporate or other economic or market conditions; the nature of other investment opportunities Exelixis may have from time to time; and other factors affecting Exelixis discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 11, 2025, and in Exelixis’ future filings with the SEC. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo and CABOMETYX are registered U.S. trademarks.

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